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                               FOUR M CORPORATION

                          STOCK APPRECIATION UNIT PLAN


     WHEREAS, Four M Corporation (the "Company") wishes to provide certain key employees of the Company and its subsidiaries and other affiliates, now or hereafter existing, with a stake in the long-term financial success of the Company pursuant to a so-called "stock appreciation unit plan".

     NOW, THEREFORE, pursuant to authority and ratification of the Board of Directors of the Company (the "Board"), issued at a meeting held on September 8, 1993, the Company hereby establishes a stock appreciation unit plan (the "Plan") upon and subject to the terms, covenants, conditions, limitations and restrictions hereinafter set forth.


1. PURPOSE - The purpose of this Plan is to provide key employees with a stake in the long-term, financial success of the Company.

2. ELIGIBILITY - Participation in this Plan is limited to key executives as determined by the Chief Executive Officer of the Company (the "Chief Executive Officer"), with the approval of the Board. Other executives may be added, from time to time, at the discretion of the Chief Executive Officer with the approval of the Board.

3. ADMINISTRATION - This Plan will be administered by the non-employee directors of the Company and the Chief Executive Officer (the "Administering Committee"). The Administering Committee will have sole authority to award Units (as defined below), and to implement and administer the provisions of this Plan. As it relates to any awards to the Chief Executive Officer, the non-employee Board members will have sole authority to interpret the provisions of this Plan.

4. STOCK APPRECIATION UNITS TO BE SET ASIDE - For the purposes of this Plan, stock appreciation units ("Units") will be established. An awardee is entitled to the appreciation in a Unit's value from the date of award to the date of redemption. In total, 200,000 Units are hereby authorized to be granted under this Plan. For purposes of calculations for this Plan, the total number of issued and outstanding shares of the capital stock of the Company ("Units of the Company") is set at 10,000,000. In no event will the number of Units available for award under this Plan exceed 10% of the outstanding Units of the Company.

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5.   AWARD VALUATION AT AWARD AND REDEMPTION UNDER THE PLAN -

     A. NET INCOME - Net Income for the purposes of this Plan, shall be defined as net income as reported in the Company's audited financial statements plus or minus any adjustments that the Administering Committee, in its sole discretion, deems appropriate pursuant to section 9.

     B. BOOK VALUE - Book Value for the purposes of this Plan, shall be defined as shareholders' equity as reported in the Company's audited financial statements plus or minus any adjustments that the Administering Committee, in its sole discretion, deems appropriate pursuant to section 9.

     C. EARNINGS PER UNIT ("EPU") - Earnings per Unit or EPU for the purposes of this Plan, shall be calculated by dividing Net Income (as defined) by the total number of outstanding Units of the Company as illustrated below:

          Earnings per Unit =             Net Income
                                      ----------------
                                      10,000,000 Units

          Book Value per Unit ("BVU") - Book Value per Unit or BVU for the purposes of this Plan, shall be calculated by dividing Book Value (as defined) by the total number of outstanding Units of the Company as illustrated below:

          Book Value per Unit =           Book Value
                                      ----------------
                                      10,000,000 Units

     E. UNIT VALUATION AT AWARD - The Unit value at award will be the greater of (i) ten times the prior fiscal year's Earnings per Unit ("EPU") or
          (ii) Book Value per Unit, determined as of the last day of the prior fiscal year, unless otherwise specified in the written agreement evidencing the award as set forth in section 15.

     F. UNIT VALUATION AT REDEMPTION - The Unit value at redemption of an award will be the lesser of (i) ten times either (x) the average of the prior three years' EPU or (y) the prior year's EPU; or (ii) two times the prior fiscal year's Book Value per Unit, determined as of the last day of the prior fiscal year. The choice between using (x) or
          (y) (as discussed in the previous sentence) will be chosen by the awardee at the time of award.

6. VESTING PERIOD - At the time of award of any Units, the Administering Committee shall fix a period of time (the "Vesting Period") during which the awardee must remain in the continuous employ of the Company in order to redeem the


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Unit or Units awarded.  Unless otherwise determined by the Administering
Committee, awards will vest on each anniversary of their grant at the rate of 20% per year starting at the first anniversary date. However, in the event that at the time of any award, the awardee shall have not been in the continuous employ of the Company for five years or more, such vesting shall be conditional and all such Units shall be deemed unvested until such time as the awardee has been in the continuous employ of the Company for a period of five years. In the event of a termination of employment prior to the expiration of the five-year period, all Units will be forfeited.

7. REDEMPTION OF UNITS - The Redemption Value of any Unit redeemed shall be the excess, if any, of the Unit Valuation at Redemption over the Unit Valuation at Award.

     A. REDEMPTION ELECTION - Awardees may elect, before July 1 of each year, to redeem all or a portion of their vested Units. Except as provided or modified in paragraphs B, D and E below, such vested Units will be redeemed by the Company and paid to the awardee according to the following schedule and terms (the "7A Redeemed Units"):

          1. 25% of the Redemption Value of the 7A Redeemed Units will be paid in cash on the first business day of January following the date of election to redeem such vested Units.

          2. The remainder of the Redemption Value of the 7A redeemed Units will be paid in three equal annual installments, together with interest on such deferred amounts, on each succeeding anniversary date of the initial payment.

          3. Deferred amounts will earn annual interest in arrears at the prevailing one-year Treasury Bill rate, as determined on the date of the initial payment by the Administering Committee and on each succeeding anniversary date.

          4. The Administering Committee retains the right to accelerate payment of any deferred amount.

          5. The Redemption Value of 7A Redeemed Units will be calculated as of the last business day in the fiscal year in which the election to redeem vested Units occurred.

     B. VOLUNTARY TERMINATION - Upon voluntary termination of employment, (excluding death, disability, or retirement at age 60 or above) all unvested Units will be forfeited. Vested Units not previously redeemed will


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     be redeemed automatically by the Company as of the awardee's employment termination date (the "7B Redeemed Units") and paid to the awardee along with the remaining unpaid portion of the Redemption Value of the 7A Redeemed Units according to the following schedule and terms:

          1. 20% of the Redemption Value of the 7B Redeemed Units, and, if the payment described in paragraph A1 above shall not have been made prior to such termination, 20% of the Redemption Value of the 7A Redeemed Units, will be paid in cash on the first business day of January of the fiscal year following the date of termination.

          2. The remainder of the Redemption Value of the 7B Redeemed Units and the 7A Redeemed Units will be paid in five equal annual installments, together with interest on such deferred amounts, on each succeeding anniversary date of the initial payment.

          3. Deferred amounts will earn annual interest at the prevailing one-year Treasury Bill rate, as determined on the date of the initial payment by the Administering Committee and on each succeeding anniversary date.

          4. The Administering Committee retains the right to accelerate payment of any deferred amount.

          5. The Redemption Value of 7B Redeemed Units will be calculated as of the last business day in the fiscal year in which the termination occurred.

     C. INVOLUNTARY TERMINATION - Upon involuntary termination of employment without Cause (as defined below), excluding death, disability or retirement at or after ago 60, all unvested Units will be forfeited. Vested Units not previously redeemed will be redeemed automatically by the Company as of the awardee's termination date (the "7C Redeemed Units") and paid to the awardee according to the following schedule and terms:

          1. 25% of the Redemption Value of the 7C Redeemed Units will be paid in cash on the first business day of January of the fiscal year following the date of termination.

          2. The remainder of the Redemption Value of the 7C Redeemed Units will be paid in three equal annual installments, together with interest on such


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               deferred amounts, on each succeeding anniversary date of the initial payment.

          3. Deferred amounts will earn annual interest at the prevailing one-year Treasury Bill rate, as determined on the date of the initial payment by the Administering Committee and on each succeeding anniversary date.

          4. The Administering Committee retains the right to accelerate payment of any deferred amount.

          5. The Redemption Value of the 7C Redeemed Units will be calculated as of the last business day in the fiscal year in which the termination occurred.

     D. DEATH, DISABILITY OR RETIREMENT - Upon termination due to death, disability, retirement at age 60 or above all unvested Units will be forfeited. Vested Units not previously redeemed will be redeemed automatically by the Company as of the awardee's employment termination date (the "7D Redeemed Units") and paid to the awardee (or the awardee's beneficiary) according to the following schedule and terms:

          1. 20% of the Redemption Value of the 7D Redeemed Units will be paid in cash on the first business day of January of the fiscal year following the date of termination.

          2. The remainder of the Redemption Value of the 7D Redeemed Units will be paid in four equal annual installments, together with interest on such deferred amounts, on each succeeding anniversary date of the initial payment.

          3. Deferred amounts will earn annual interest at the prevailing five-year Treasury Bill rate, as determined on the date of the initial payment by the Administering Committee.

          4. The Administering committee retains the right to accelerate payment of any deferred amount.

          5. The Redemption Value of the 7D Redeemed Units will be calculated as of the last business day in the fiscal year in which the termination occurred.

     E. TERMINATION FOR CAUSE - Upon involuntary termination of employment for Cause, all vested and unvested Units and any and all Deferred Amounts shall be forfeited.

          Termination of employment for "Cause" shall mean termination upon (a) the continued failure by an


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          awardee to perform substantially in a satisfactory manner such awardee's duties with the Company (other than any such failure resulting from the awardee's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to such awardee by the Chief Executive Officer of the Company which specifically identifies the manner in which the Company believes that such awardee has not substantially performed such awardee's duties, or
          (b) the engaging by such awardee in misconduct which is materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on such awardee's part shall be considered "misconduct" unless done, or omitted to be done, by an awardee in bad faith and without reasonable belief that an awardee's action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, an awardee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to such awardee a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board entitled to vote thereon at a meeting of the Board called and held for the purpose (after reasonable notice to such awardee and an opportunity for such awardee, together with such awardee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board such awardee was guilty of the conduct set forth above in (a) or (b) of this paragraph and specifying the particulars thereof in detail.

8. ACCELERATING OF VESTING - The Administering Committee shall retain the absolute discretion to accelerate the period over which Units vest. The Administering Committee shall also retain the absolute discretion to declare any Units immediately redeemed or redeemable, payable either in full or deferred to a later date.

9. ADJUSTMENTS - Unit values will be determined based on the Company's audited financial statements. The Administering Committee, in its sole discretion, may take into consideration any extraordinary items (i.e., acquisitions, divestitures, significant changes in accounting, or tax regulations, etc.) in valuing Units.

     In the event of the sale of any of the Company's operating subsidiaries in a given year, the gain/loss will only be valued at a Unit value/earning ratio of one for purposes of valuing any Units granted or redeemed based on that year's results. It is the intent of the foregoing sentence that any effect on EPU as the result of a gain or loss from the sale of any of the Company's operating subsidiaries will be multiplied by one rather than by ten as set forth in sections 5E and 5F.


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10.  NO RIGHT TO ASSETS OF THE COMPANY - Accrued and deferred amounts under this
     Plan shall neither be funded nor secured and shall be and remain subject and subordinated to all present and future indebtedness and other obligations of the Company or any subsidiary of the Company with respect to its borrowings (including, without limitation, guarantees of any such borrowings or otherwise). The awardee shall have no interest in any specific assets of the Company by virtue of this Plan or any Units granted under it.

11. SALE OF THE COMPANY. - In the event of the sale of all or substantially all of the assets or shares of the Company by which the Company is not the survivor, all vested Units held by an awardee shall be redeemed pursuant to paragraph 7B (as though such event constituted a termination of employment) and unvested Units will be forfeited.

12. PUBLIC OFFERING - In the event of a public offering of the common stock of the Company, the Administering Committee shall have the right to redeem a Unit in Company stock once the Company's shares are traded on a public exchange. The number of common shares to be received per Unit will be determined by the Administering Committee by dividing the Unit's Redemption Value by the common stock price at the time of such redemption.

     Following a public offering, the Company retains the right to replace all outstanding unvested Units with stock options. The conversion formula will be based on the relationship of the Company's earnings per share to the fair market value of the stock as traded in the marketplace. The Company will thereafter be relieved of its obligation to redeem any such outstanding Units.

     All awards made subsequent to the date of a public offering will be made in the form of stock options at the fair market value of the Company stock based on the average price per share for the 20 preceding trading days.

     The Administering Committee may attach any terms or conditions to payments made in stock that it considers to be in the best interests of the Company.

13. EFFECTIVE DATE - This Plan shall become effective as of August 1, 1992 upon approval by the Board of Directors. Units may be granted under this Plan by the Administering Committee at any time up to ten years after its effective date or the distribution of all Units authorized.

14. AMENDMENT OR TERMINATION OF PLAN - The Company may terminate or amend this Plan at any time or adopt a successor Plan. Termination of this Plan shall not affect Units previously granted.


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15.  WRITTEN AGREEMENT - Each award of Units shall be evidenced by a written agreement, executed by the awardee and the Company, which shall contain such terms and conditions as the Administering Committee may require.

16. GOVERNING LAW - This Plan and all the rights under it shall be construed in accordance with the laws of the State of New York.

17. WITHHOLDING - The Company shall deduct from payments under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

18. ASSIGNMENT - No award or any interest therein, may be assigned, transferred, or disposed of in any way by the awardee to whom it has been awarded other than by will or the laws of descent and distribution.

19. NO EMPLOYMENT CONTRACT - This Plan, the receipt of an award of Units, or participation in this Plan shall not be construed to give the awardee any right to be awarded any Units other than at the sole discretion of the Administering Committee, to limit in any way the right of the Company to terminate the employment of the awardee at any time, or to be evidence of any agreement or understanding, express or implied, that the Company will employ the awardee in any particular position or at any particular rate of reimbursement or for any particular period of time.

Dated:  As of August 1, 1992



                              FOUR M CORPORATION



                              By:      /s/ Dennis Mehiel
                                 -----------------------------
                                   Dennis Mehiel, Chairman
                                   Chief Executive Officer


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                                 FIRST AMENDMENT
                               FOUR M CORPORATION
                          STOCK APPRECIATION UNIT PLAN



     WHEREAS, pursuant to Stock Appreciation Unit Plan dated as of August 1, 1992 (the "Plan Agreement"), Four M Corporation (the "Company") established a stock appreciation unit plan (the "Plan"); and

     WHEREAS, the Company wishes to amend the Plan Agreement and the Plan.

     NOW, THEREFORE, pursuant to authority of the Board of Directors of the Company (the "Board"), issued at a meeting held on January 23, 1996, the Company hereby amends the Plan in the manner hereinafter set forth.

     1. The third sentence of paragraph 4 of the Plan is hereby restated in its entirety to read as follows:

          "In total, 700,000 Units are hereby authorized to be granted under this Plan."

     2. Subparagraph E of paragraph 5 of the Plan is hereby restated in its entirety to read as follows:

          "E. UNIT VALUATION AT AWARD - The Unit value at award will be ten times the prior fiscal year's Earnings per Unit ("EPU"), but in no event less than the prior fiscal year's Book Value per Unit nor greater than two times the prior fiscal year's Book Value per Unit, unless otherwise specified in the written agreement evidencing the award as set forth in Section 15."

     3. Subparagraph F of paragraph 5 of the Plan is hereby restated in its entirety to read as follows:

          "5F. UNIT VALUATION AT REDEMPTION - The Unit value at redemption of an award will be ten times either (i) the average of the prior three fiscal years' EPU or (ii) the prior year's fiscal EPU, but in no event less than the prior fiscal year's Book Value per Unit nor greater than two times the prior fiscal year's Book Value per Unit determined as of the last day of the prior fiscal year. The choice between using (i) or (ii) (as discussed in the previous sentence) will be chosen by the awardee at the time of award."

     4.   This Amendment shall become effective as of August 1, 1995.

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     5.   Except as expressly amended by this First Amendment, the Plan is hereby ratified and confirmed and shall remain in full force and effect.


Dated:  As of August 1, 1995


                              FOUR M CORPORATION



                              By:          /s/ Dennis Mehiel
                                 ---------------------------------------
                                   Dennis Mehiel, Chairman
                                   Chief Executive Officer

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